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                                                                    Exhibit 23.5

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement
(No. 333-41196) of Digital Insight Corporation on Form S-1 of our report dated March 30, 2000 on the financial statements of AnyTime Access, Inc. and its subsidiary as of December 31, 1999 and for the year then ended, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP

Sacramento, California
July 18, 2000